UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 25, 2016

Nxt-ID, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54960	46-0678374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Nxt-ID, Inc.

285 North Drive

Suite D

Melbourne, FL 32934

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (203) 266-2103

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

January 2014 Private Placement

On January 13, 2014, we entered into a private placement with certain purchasers (the “January Purchasers”) pursuant to which we sold to the January Purchasers among other securities, warrants to purchase up to 1,350,000 shares of the Company’s common stock (the “January Warrants”). The January Warrants have an exercise price of $3.25, subject to adjustment for certain events, including, without limitation, stock splits, combinations, dividends, reclassifications, distributions, mergers and other corporate changes. The exercise price of the January Warrants was amended to $2.00 on September 10, 2014. The exercise price of the January Warrants was further amended to $0.50 on February 25, 2016. The January Warrants are exercisable for a period of five (5) years from the original issuance date.

June 2014 Private Placement

Between June 12, 2014 and June 17, 2014, we entered into a private placement with certain purchasers (the “June Purchasers”) pursuant to which we sold to the June Purchasers warrants to purchase up to 400,000 shares of the Company’s common stock (the “June Warrants”) at an exercise price of $3.00, subject to adjustment for certain events, including, without limitation, stock splits, combinations, dividends, reclassifications, distributions, mergers and other corporate changes. The exercise price of the June Warrants was amended to $2.00 on September 10, 2014. The exercise price of the June Warrants was further amended to $0.50 on February 25, 2016. The June Warrants are exercisable for a period of five (5) years from the original issuance date.

August 2014 Private Placement

On August 21, 2014, we entered into a private placement with certain purchasers (the “August Purchasers”) pursuant to which we sold to the August Purchasers warrants to purchase up to 100,000 shares of the Company’s common stock (the “August Warrants”) at an exercise price of $3.00, subject to adjustment for certain events, including, without limitation, stock splits, combinations, dividends, reclassifications, distributions, mergers and other corporate changes. The exercise price of the August Warrants was amended to $2.00 on September 10, 2014. The exercise price of the August Warrants was further amended to $0.50 on February 25, 2016. The August Warrants are exercisable for a period of five (5) years from the original issuance date.

April 2015 Private Placement

On April 24, 2015, we entered into a securities purchase agreement (the “April Purchase Agreement”) with certain purchasers (the “April Purchasers”) pursuant to which the Company sold to the April Purchasers among other securities, Class A Common Stock Purchase Warrants (the “Class A Warrants”) to purchase up to 468,749 shares of the Company’s common stock and Class B Common Stock Purchase Warrants (the “Class B Warrants,” and together with the Class A Warrants, the “April Warrants”) to purchase up to 468,749 shares of the Company’s common stock. The Class A Warrants have an initial exercise price equal to $3.02 per share and the Class B Warrants have an initial exercise price equal to $5.00 per share. The exercise price of the April Warrants was amended to $0.50 on February 25, 2016. The April Warrants are exercisable beginning six (6) months after issuance through the fifth (5th) anniversary of such initial exercisability date.

Issuance of Replacement Warrants

As an incentive to induce the January Purchasers, the June Purchasers, the August Purchasers, and the April Purchasers (collectively, the “Purchasers”) to exercise the January Warrants, the June Warrants, the August Warrants, and the April Warrants (collectively, the “Warrants”), respectively, we have agreed to issue to the Purchasers replacement warrants (the “Replacement Warrants”) to purchase fifty percent (50%) of the shares of the Company’s common stock that the Purchasers were entitled to exercise under their respective Warrants that have not yet been exercised. The Replacement Warrants will contain substantially similar terms and conditions as the Warrants and will have an exercise price of $0.50.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2016	NXT-ID, INC.

	By:	/s/ Gino M. Pereira
	Name:	Gino M. Pereira
	Title:	Chief Executive Officer

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